UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On May 24, 2011, the Sonoma County Board of Supervisors approved certain adjustments to the Memorandum of Agreement (the “MOA”), dated March 18, 2008, between Sonoma County (the “County”) and the Dry Creek Rancheria Band of Pomo Indians (the “Tribe”) (filed as Exhibit 10.22 to the River Rock Entertainment Authority’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2008).  Such adjustments to the MOA are set forth in a letter that was approved by the County’s Board of Supervisors and signed by the County’s Administrator and the Office of the County Counsel on May 25, 2011 (the “Letter Agreement”), filed herewith as Exhibit 10.1. The adjustments affect the schedule of payments required to be made pursuant to the MOA, provisions relating to the emergency access road requirements of the MOA and a three year extension of conditions relating to service of alcohol at the River Rock Casino, all as set forth in the Letter Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Letter, dated May 23, 2011 from Holland & Knight LLP to Office of the Sonoma County Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 26, 2011

River Rock Entertainment Authority

By:	/s/ David Fendrick
David Fendrick
Chief Executive Officer